UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011

CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164850	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Bryant Circle, Unit D, Ojai, California	93023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 218-9785

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any perceived benefits as the result of the Membership Purchase Agreement and Plan of Reorganization referenced herein, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, subscriptions, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On March 2, 2011, the Registrant changed its name from Subprime Advantage, Inc. to Citadel Explorations, Inc. in anticipation of the completion of the acquisition of 100% of all of the outstanding membership interest of Citadel Exploration, LLC.  The acquisition of 100% of the outstanding membership interest of the mentioned limited liability company was completed on May 3, 2011.  As a result of the completion of the acquisition, the Registrant is now an oil and gas exploration and production company.

References throughout this Current Report on Form 8-K to “we,” “our,” “us,” “the Company,” “the Registrant,” “Citadel,” and similar terms refer to Citadel Exploration, Inc., unless otherwise expressly stated or the context otherwise requires.  This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by the Registrant in its Current Report on Form 8-K, filed on March 1, 2011, the Registrant entered into a Membership Purchase Agreement and Plan of Reorganization (the “Agreement”) with Citadel Exploration, LLC, a California Limited Liability Company (“CEL”) on February 28, 2011 to acquire one hundred percent (100%) of CEL’s outstanding membership interest in exchange for Fourteen Million (14,000,000) shares of the Registrant’s common stock. The acquisition was completed on May 3, 2011. See Item 2.01 below for a further description of the acquisition.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 3, 2011, we completed the acquisition of 100% of the outstanding membership interest of CEL pursuant to the Membership Purchase Agreement and Plan of Reorganization described in Item 1.01 above and in this Item 2.01. The acquisition was accounted for as a recapitalization effected by an exchange of shares for the assets, wherein Citadel Exploration, LLC is considered the acquirer for accounting and financial reporting purposes.

Pursuant to the terms of the Agreement, the Registrant accepted the resignation of its prior officers and director and appointed Michael J. Finch as Chief Executive Officer, President, and a Director, Daniel L. Szymanski as Chairman of the Board, Christopher M. Whitcomb as Chief Financial Officer and a Director, James Borgna as a Director, and Jacob L. Barnhart as a Director of the Registrant.

Pursuant to the conditions to closing of the Membership Purchase Agreement and Plan of Reorganization, the Registrant issued 14,000,000 shares of common stock in exchange for 100% of the outstanding membership interest of CEL and obtained cancellation of 7,690,000 affiliate shares of common stock.

FORM 10 DISCLOSURE

           We are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the current operations acquired through the closing of the Membership Purchase Agreement and Plan of Reorganization discussed above.

DESCRIPTION OF BUSINESS

As a result of the closing of the Membership Purchase Agreement and Plan of Reorganization discussed in Items 1.01 and 2.01 above, our main focus has been redirected to the oil and gas exploration and production business.  The information set forth herein is only a summary of our business plans.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this report are based on independent industry publications, government publications, reports by market research firms or other published independent sources. In addition, some data are based on our good faith estimates.

Business Development

Citadel Exploration, Inc. (“Citadel”) was formed as a Nevada corporation in December 2009.  On March 2, 2011, Citadel changed its name from Subprime Advantage, Inc. to Citadel Exploration, Inc.  Effective May 3, 2011, Citadel completed the acquisition of the Indian Shallow Oil Development Project, located in the Bitterwater sub-basin of the Salinas Basin in California, consisting of 688.71 acres of leased property from Vintage Petroleum, LLC, a division of Occidental Petroleum, through the acquisition of 100% of the outstanding membership interest of CEL (more fully described in Item 2.01 above).

As a result of the closing of the Membership Purchase Agreement and Plan of Reorganization, Citadel is an oil and gas exploration company with operations in the Salinas Basin of California. As a result of our recent acquisition of CEL, we will have a broad portfolio of capital investment opportunities that arise from CEL’s extensive knowledge of the geology and the history of oil and gas exploration and development in California as well as long-term presence and familiarity and relationships with other companies engaged in oil and gas industry in California.

Recent Change in Management

As a result of the closing of the Membership Purchase Agreement, we accepted the resignation of our prior sole officer and director and appointed Michael J. Finch as Chief Executive Officer, President and a Director, Daniel L. Szymanski as Chairman of the Board, Christopher M. Whitcomb as Chief Financial Officer and a Director, James Borgna as a Director, and Jacob L. Barnhart as a Director of the Company on May 3, 2011.

Business of Citadel

We are an exploration company engaged in the exploration and development of oil and natural gas properties. Our property is located in the County of San Benito, California. Subject to availability of capital, we strive to implement an accelerated development program utilizing capital resources, a regional operating focus, an experienced management and technical team, and enhanced recovery technologies to attempt to increase production and increase returns for our stockholders. Our corporate strategy is to continue building value in the Company through successful exploration and development of gas and oil assets.

Our Property

On January 31, 2009, our wholly-owned subsidiary, Citadel Exploration, LLC (“CEL”), entered into an Oil and Gas Lease (“Lease”) for 688.71 acres of property with Vintage Petroleum, LLC (“Vintage”), a company owned by Occidental Petroleum (NYSE:OXY), for the purposes and with the exclusive right of prospecting, exploring, mining, drilling and operating the leased premises for oil and gas, and producing, taking, treating, storing oil only, removing and disposing of such substances from the leased premises, and Vintage grants to CEL all rights, privileges and easements useful or convenient for CEL’s operations to which Vintage has rights to lease on the leased premises, subject to the covenants, conditions and provisions of the lease agreement.

Pursuant to the Lease the primary term of the Lease is for three (3) years from January 31, 2009 and so long thereafter as any of the said substances is produced from the leased premises, or lands pooled therewith as allowed by the Lease, in paying quantities (that volume of production of oil or gas from a well which, when sold, is sufficient to yield a return to CEL in excess of the cost of operation of said well, measured by the average over a one hundred twenty day period), or so long as CEL shall conduct actual drilling operations or continue development (including, without limitation, drilling, re-drilling, deepening and reworking) or producing operations on the leased premises as provided by the Lease without cessation for more than one hundred twenty (120) consecutive days for wells that are drilled to a depth shallower than 12,500 feet below the surface of the earth or one hundred eighty (180) days for wells that are drilled to a depth greater than 12,500 feet below the surface of the earth. Actual drilling of a well shall be deemed to have commenced when a derrick, a rig, and machinery capable of drilling to a depth sufficient to test a prospective oil or gas horizon have been erected, and when such well has been spudded in and is rotating under power.

Rentals

Upon the execution of the Lease CEL paid Vintage the sum of $20,661.30 ($30/acre) as advance rental in full for a period ending January 31, 2010, one year from the date of the Lease.

If operations for actual drilling on the non active acreage are not commenced or have not occurred on said leased premises, or lands pooled therewith, on or before January 31, 2010 (1st anniversary date) the Lease shall then terminate, as to the non active acreage, by operation of law as to both parties unless on or before such anniversary date CEL shall pay to Vintage the sum of $30.00 per non active acre which shall cover the privilege of deferring commencement of drilling operations on the non active acreage for a period of twelve (12) months. For the purposes of calculating rentals, non active acreage is any part of the leased premises not in a well unit or 640 acres for any drilling rig engaged in actual drilling activity on the leased premises on the anniversary date on which rentals are due. If operations for actual drilling on the non active acreage are not commenced or have not occurred on said leased premises, or lands pooled therewith, on or before January 31, 2011 (2nd anniversary date) the Lease shall then terminate, as to the non active acreage, by operation of law as to both parties unless on or before such anniversary date CEL shall pay to Vintage the sum of $30.00 per non active acre (herein called “Rental”) which shall cover the privilege of deferring commencement of drilling operations on the non active acreage for a period of twelve (12) months.

Notwithstanding the above, ff operation for actual drilling on the leased premises have commenced or have occurred on said leased premises, or lands pooled therewith, on or before January 31, 1010 (1st anniversary date) the Lease shall then terminate, as to the non active acreage, by operation of law as to both parties unless on or before each successive anniversary date CEL shall pay to Vintage the sum of $30.00 per non active acre (herein called “Rental”) which shall cover the privilege of deferring commencement of drilling operations on the non active acreage for a period of twelve (12) months.

During the primary term if (i) prior to the discovery of oil or gas on the leased premises or lands pooled therewith, CEL should drill a dry hole or holes on the leased premises or lands pooled therewith, or (ii) after the discovery of oil or gas the production thereof should cease for any cause, or (iii) a well on the leased premises or lands pooled therewith capable of producing gas in shut-in, the Lease shall not terminate if CEL (i) commences additional drilling or reworking operations within one hundred and twenty (120) or one hundred and fifty (150) days, and, (ii) if production ceases or shut-in occurs within one hundred twenty (120) or one hundred fifty days (150) days, thereafter, CEL pays Rental on or before the delay rental paying date next ensuing after the expiration of one hundred twenty (120) or one hundred and fifty (150) days from date of completion of a dry hole, the cessation of production, or the shutting-in of the gas well.

Royalties

On oil and other liquid hydrocarbons produced from each well located on the leased premises, the royalties shall be the market value of nineteen and one-half percent (19.5%) to be paid to Vintage and one-half of one percent (1/2 of 1%) to Pacific Minerals LLC (PML), a California limited liability company (pursuant to a non-executory royalty interest owned by PML) of that produced, saved or used from such well, the same to be delivered at such well or to the credit of Vintage, free of all costs of production or delivery into the pipeline to which the wells may be connected. If Vintage does not take such oil in kind, CEL shall market such oil at its market value, and the royalties payable shall be computed on such market value. If such oil is marketed by CEL, “market value” shall mean the proceeds received by CEL in an arms-length, good faith transaction with a third party purchaser, who is not a subsidiary or affiliate of CEL.

On gas, including casinghead has or other gaseous substances, produced from each well located on the leased premises, the royalties shall be the market value of nineteen and one-half percent (19.5%) to Vintage and one-half percent (1/2 of 1%) to PML (pursuant to a non-executory royalty interest owned by PML) of the gas produced, used, vented or flared from such well (excepting any gas flared or vented during a reasonable test period), delivered to Vintage, free of all costs of production and delivery. Vintage may, with prior written consent, use, vent or flare, royalty free any gas produced from the well or wells located on the lease premises for operations conducted on the lease premises. If Vintage does not take such gas in kind, CEL shall market such gas at its market value, and the royalties payable shall be computed on such market value. With respect to gas sold by CEL the term “market value” shall mean the proceeds received by CEL in an arms-length, good faith transaction with a third party purchaser. If CEL sells gas in good faith to a third party who is not a subsidiary or an affiliate of CEL, and the gas is sold at a point off the leased premises, Vintage’s royalty shall bear its pro rata share of reasonable transportation costs to such point of sale. Without the prior written consent of Vintage, CEL shall not (i) sell gas to any subsidiary or affiliate of CEL for transportation, gathering or treating of gas in a Hydrocarbon Recovery Plan, in the event transportation is chargeable against Vintage’s interest, as provided for above.

In addition to the land owners’ royalty, there is an overriding royalty of 2% that may be paid to the surface owner and a consulting geologic team.

Project Indian

Project Indian is located in the Bitterwater sub-basin of the Salinas Basin, north of the giant San Ardo Field. It is a shallow anticline defined by surface geology and well control that may have over 100 million barrels of heavy (11-14 gravity API) oil in place. A well that was drilled and cored extensively by Chevron in 1976 (Tannehill Ranch Corehole #9) showed the oil is trapped in highly porous and permeable basal Pliocene sands at 300-500 feet deep with 300’ of claystone cap rock.  This accumulation is a strong analog to another discovery made by the founders of CEL at Northwest San Ardo, albeit at a shallower depth.

We will develop Project Indian as a thermal recovery operation. The initial phase of evaluation will entail the drilling of 15 vertical wells in late 2011 and cyclic steaming to initiate production. Horizontal development may follow in 2012 following the analysis of steaming and production of vertical wells. Record high long term oil prices make a target of this size extremely attractive.

024-170-04-000
024-170-05-000
024-170-06-000
024-180-01-000
024-180-02-000
APN's
Mineral Block I
San Benito Co.
Monterey Co.
Image AMBAG
© 2011 Google
Google

County of San Benito aerial photo of 688 acre mineral block defined by the red outline

Development Plan

The project will include the drilling of 15 wells to collect data on the subsurface reservoir. This data will be used to determine which wells are suitable candidates for a pilot thermal enhanced recovery program. Temporary equipment will be used to conduct a pilot thermal enhanced recovery program. The pilot recovery program will provide data that will help determine economic viability and potential future development of the subsurface reservoir. Highlights of this project include: 1) drilling and coring, 2) collecting and analyzing the data, 3) installation of temporary production facilities, 4) pilot steam injection and saturation, 5) well production test, and 6) collecting production and steam injection data and analyzing.

Upon successful completion of the pilot program testing we will begin the next phase of development. This includes installation of a natural gas utility line and electric power. We have already confirmed with Pacific Gas and Electric that utility gas and power are available within 2 miles of the project site. Temporary equipment will be utilized for initial operations and additional permanent equipment will be installed at a later date. All wells will then be placed in service and additional drilling will begin.

25
PG&E Power
Bitterwater
Citadel Project Location
PG&E Gas Transmission Line
Google

Oil and Natural Gas Industry Overview

Oil and natural gas prices are currently at high levels. Based on worldwide supply and demand projections and the potential for instability in areas that currently provide a large proportion of the world’s petroleum, we believe that prices are likely to remain at high levels for the foreseeable future. We believe that this presents a tremendous opportunity for our Company to grow quickly. We have assembled an experienced and senior team of professionals to evaluate, acquire and manage available prospects. The experience of this team and its ability to quickly and accurately evaluate prospects and subsequently apply modern exploration, development and production techniques should be key to our company’s success. A number of factors, including high product prices, the ease and availability of capital, and the influx of that capital into the oil and natural gas sector has resulted in tremendous competition for prospects, people, equipment and services in recent years. We believe that our planned ability to quickly and accurately assess opportunities worth pursuing, to negotiate the best possible terms and to attract the people, equipment and services required to finance and effect the projects should constitute a competitive advantage. Our goal is to grow our Company and increase stockholder value in a favorable petroleum pricing environment. We believe a focus on oil and gas will result in success and growth through added reserves and cash flow which will, in turn, provide a base for further growth and increases in stockholder value.

Our Business Strategy

Our principal strategy has been to focus on the acquisition and drilling of prospective oil and natural gas mineral leases. Once we have tested a prospect as productive, subject to availability of capital, we will implement a development program with a regional operating focus in order to increase production and increase returns for our stockholders. Exploration, acquisition and development activities are currently focused in California. Depending on availability of capital, and other constraints, our goal is to increase stockholder value by finding and developing oil and natural gas reserves at costs that provide an attractive rate of return on our investments. The principal elements of our business strategy are:

•
Develop Our Existing Property. We intend to create reserve and production growth from our drilling locations we have identified on our property. The expected ultimate recovery and   production rates of our properties, are anticipated to yield long-term profitability.

•
Maximize Operational Control. We seek to operate our properties and maintain a substantial working interest. We believe the ability to control our drilling inventory will provide us with the opportunity to more efficiently allocate capital, manage resources, control operating and development costs, and utilize our experience and knowledge of oilfield technologies.

•
Pursue Selective Acquisitions and Joint Ventures. We believe we are well-positioned to pursue selected acquisitions, subject to availability of capital, from the fragmented and capital-constrained owners of mineral rights throughout California.

•
Reduce Unit Costs Through Economies of Scale and Efficient Operations. As we increase our oil production and develop our existing property, we expect that our unit cost structure will benefit from economies of scale. In particular, we anticipate reducing unit costs by greater utilization of our existing infrastructure over a larger number of wells.

We are continually evaluating oil and natural gas opportunities in California and are also in various stages of discussions with potential joint venture (“JV”) partners who may contribute capital to develop leases we currently own or would acquire for the JV. This economic strategy is anticipated to allow us to utilize our own financial assets toward the growth of our leased acreage holdings, pursue the acquisition of strategic oil and natural gas producing properties or companies and generally expand our existing operations while further diversifying risk. Subject to availability of capital, we plan to continue to bring potential acquisition and JV opportunities to various financial partners for evaluation and funding options.

Our future financial results will continue to depend on: (i) our ability to source and screen potential projects; (ii) our ability to discover commercial quantities of natural gas and oil; (iii) the market price for oil and natural gas; and (iv) our ability to fully implement our exploration, work-over and development program, which is in part dependent on the availability of capital resources. There can be no assurance that we will be successful in any of these respects, that the prices of oil and natural gas prevailing at the time of production will be at a level allowing for profitable production, or that we will be able to obtain additional funding at terms favorable to us to increase our currently limited capital resources. For a detailed description of these and other factors that could materially impact actual results, please see “Risk Factors” in this report.

Glossary of Terms

Term	Definition

API Gravity	Is a measure of how heavy or light a petroleum liquid is compared to water. If its API gravity is greater than 10, it is lighter and floats on water; if less than 10, it is heavier and sinks.

Barrel	In the energy industry, a barrel is a unit of volume measurement used for petroleum and is equivalent to 42 U.S. gallons measured at 60 º Fahrenheit.

Basin	A depressed area where sediments have accumulated during geologic time and considered to be prospective for oil and gas deposits.

Blowout	An uncontrolled flow of oil, gas, water or mud from a wellbore caused when drilling activity penetrates a rock layer with natural pressures greater than the drilling mud in the borehole.

Completion / Completing
A well made ready to produce oil or natural gas. Completion involves cleaning out the well, running and cementing steel casing in the hole, adding permanent surface control equipment, and perforating the casing so oil or gas can flow into the well and be brought to the surface.

Desorb	The release of materials (e.g., gas molecules) from being adsorbed onto a surface. The opposite of adsorb.

Development	The phase in which a proven oil or gas field is brought into production by drilling production (development) wells.

Division order	A contract for the sale of oil or gas, by the holder of a revenue interest in a well or property, to the purchaser (often a pipeline transmission company).

Drilling
The using of a rig and crew for the drilling, suspension, production testing, capping, plugging and abandoning, deepening, plugging back, sidetracking, redrilling or reconditioning of a well. Contrast to "Completion" definition.

Drilling logs
Recorded observations made of rock chips cut from the formation by the drill bit, and brought to the surface with the mud, as well as rate of penetration of the drill bit through rock formations. Used by geologists to obtain formation data.

Exploration
The phase of operations which covers the search for oil or gas by carrying out detailed geological and geophysical surveys followed up where appropriate by exploratory drilling. Compare to "Development" phase.

Farm out	Assignment or partial assignment of an oil and gas lease from one lessee to another lessee

Gathering line / system	A pipeline that transports oil or gas from a central point of production to a transmission line or mainline.

Gross acre	An acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned

Gross well	A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

Held-By-Production (HBP)	Refers to an oil and gas property under lease, in which the lease continues to be in force, because of production from the property.

Land services
Services performed by an oil and gas company or agent, or landman, who negotiates oil and gas leases with mineral owners, cures title defects, and negotiates with other companies on agreements concerning the lease.

Logging (electric logging)	Process of lowering sensors into a wellbore to acquire downhole recordings that indicate a well's rock formation characteristics and indications of hydrocarbons

Methane	An organic chemical compound of hydrogen and carbon (i.e., hydrocarbon), with the simplest molecular structure (CH4)

Mineral Lease	A legal instrument executed by a mineral owner granting exclusive right to another to explore, drill, and produce oil and gas from a piece of land

Natural gas quality
The value of natural gas is calculated by its BTU content. A cubic foot of natural gas on the average gives off 1000 BTU, but the range of values is between 500 and 1500 BTU. Energy content of natural gas is variable and depends on its accumulations which are influenced by the amount and types of energy gases they contain: the more non-combustible gases in a natural gas, the lower the Btu value.

Net acre
A net acre is deemed to exist when the sum of fractional working interests owned in gross acres equals one. The number of net acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Net well
A net well is deemed to exist when the sum of fractional working interests owned in gross wells equals one. The number of net wells is the sum of fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

Operator
A person, acting for himself or as an agent for others and designated to the state authorities as the one who has the primary responsibility for complying with its rules and regulations in any and all acts subject to the jurisdiction of the state

Permeability	The property of a rock formation which quantifies the flow of a fluid through the pore spaces and into the wellbore.

Pooled, Pooled Unit
A term frequently used interchangeably with "Unitization" but more properly used to denominate the bringing together of small tracts sufficient for the granting of a well permit under applicable spacing rules.

Proved Reserves
Estimated quantities of crude oil, natural gas, condensate, or other hydrocarbons that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under existing conditions using established operating procedures and under current governmental regulations.

Further definitions of oil and gas reserves, as defined by the SEC, can be found in Rule 4-10(a)(2)(i)-(iii) and Rule 4-10(a)(3) and (4). These Rules are available at the SEC’s website; http://www.sec.gov/divisions/corpfin/forms/regsx.htm#gas

Re-completion	Completion of an existing well for production from one formation or reservoir to another formation or reservoir that exists behind casing of the same well.

Reserves	Generally the amount of oil or gas in a particular reservoir that is available for production.

Reservoir	The underground rock formation where oil and gas has accumulated. It consists of a porous rock to hold the oil or gas, and a cap rock that prevents its escape

Reservoir Pressure	The pressure at the face of the producing formation when the well is shut-in. It equals the shut in pressure at the wellhead plus the weight of the column of oil in the hole.

Shut-in well	A well which is capable of producing but is not presently producing. Reasons for a well being shut-in may be lack of equipment, market or other.

Stratigraphic Trap	A variety of sealed geologic containers capable of retaining hydrocarbons, formed by changes in rock type or pinch-outs, unconformities, or sedimentary features.

Structural Trap	A variety of sealed geologic structures capable of retaining hydrocarbons, such as a faults or a folds.

Undeveloped acreage	Leased acreage which has yet to be drilled on to test the potential for hydrocarbons.

Unitize, Unitization	Joint operations to maximize produced hydrocarbon recovery among separate operators within a common reservoir

Working Interest
The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

Competition

The oil and natural gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and natural gas companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.

Governmental Regulations

Regulation of Oil and Natural Gas Production. Our oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies. For example, some states in which we may operate, including California, require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells. Failure to comply with any such rules and regulations can result in substantial penalties. Moreover, such states may place burdens from previous operations on current lease owners, and the burdens could be significant. The regulatory burden on the oil and natural gas industry will most likely increase our cost of doing business and may affect our profitability. Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Federal Regulation of Natural Gas. The Federal Energy Regulatory Commission (“FERC”) regulates interstate natural gas transportation rates and service conditions, which may affect the marketing of natural gas produced by us, as well as the revenues that may be received by us for sales of such production. Since the mid-1980’s, FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B (“Order 636”), that have significantly altered the marketing and transportation of natural gas. Order 636 mandated a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of FERC’s purposes in issuing the order was to increase competition within all phases of the natural gas industry. The United States Court of Appeals for the District of Columbia Circuit largely upheld Order 636 and the Supreme Court has declined to hear the appeal from that decision. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines’ traditional role as wholesalers of natural gas in favor of providing only storage and transportation service, and has substantially increased competition and volatility in natural gas markets.

The price we may receive from the sale of oil and natural gas liquids will be affected by the cost of transporting products to markets. Effective September 28, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. We are not able to predict with certainty the effect, if any, of these regulations on our intended operations. However, the regulations may increase transportation costs or reduce well head prices for oil and natural gas liquids.

Environmental Matters

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue.

These laws and regulations may:

•	require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

•	limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

•	impose substantial liabilities for pollution resulting from its operations, or due to previous operations conducted on any leased lands.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both. In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on us, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act, as amended (“CERCLA”), and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act, as amended (“RCRA”), and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Federal Water Pollution Control Act of 1972, as amended (“Clean Water Act”), and analogous state laws impose restrictions and controls on the discharge of pollutants into federal and state waters. These laws also regulate the discharge of storm water in process areas. Pursuant to these laws and regulations, we are required to obtain and maintain approvals or permits for the discharge of wastewater and storm water and develop and implement spill prevention, control and countermeasure plans, also referred to as “SPCC plans,” in connection with on-site storage of greater than threshold quantities of oil. The EPA issued revised SPCC rules in July 2002 whereby SPCC plans are subject to more rigorous review and certification procedures. We believe that our operations are in substantial compliance with applicable Clean Water Act and analogous state requirements, including those relating to wastewater and storm water discharges and SPCC plans.

The Endangered Species Act, as amended (“ESA”), seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species. Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat. ESA provides for criminal penalties for willful violations of the Act. Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject us to significant expenses to modify our operations or could force us to discontinue certain operations altogether.

Personnel

As of the date of this report, and as a result of our recent organizational establishment, we had no full-time employees. As production and drilling activities increase or decrease, we may have to adjust our technical, operational and administrative personnel as appropriate. We are using and will continue to use independent consultants and contractors to perform various professional services, particularly in the area of land services, reservoir engineering, geology drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment. We believe that this use of third-party service providers may enhance our ability to contain operating and general expenses, and capital costs.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS ASSOCIATED WITH OIL AND GAS OPERATIONS

Drilling wells is speculative, often involving significant costs that may be more than our estimates, and may not result in any addition to our production or reserves. Any material inaccuracies in drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for natural gas and oil involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. Our initial drilling and development sites, and any potential additional sites that may be developed, require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. Any success that we may have with these wells or any future drilling operations will most likely not be indicative of our current or future drilling success rate, particularly, because we intend to emphasize on exploratory drilling. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and would be forced to modify our plan of operation.

Development of our reserves, when established, may not occur as scheduled and the actual results may not be as anticipated. Drilling activity may result in downward adjustments in reserves or higher than anticipated costs. Our estimates will be based on various assumptions, including assumptions required by the Securities and Exchange Commission relating to natural gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating our natural gas and oil reserves is anticipated to be extremely complex, and will require significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Due to our inexperience in the oil and gas industry, our estimates may not be reliable enough to allow us to be successful in our intended business operations. Our actual production, revenues, taxes, development expenditures and operating expenses will likely vary from those anticipated. These variances may be material.

If we are unable to continue drilling operations pursuant to the terms set forth in our lease agreement with Vintage Petroleum, LLC, the lease agreement may be terminated. If we were to lose the lease our financial condition and results of operations would be adversely affected.

Our lease ownership is subject to termination in the event we are unable to continue drilling operations as set forth in the lease agreement. In the event we are unable to continue with our drilling operations, then we will lose our rights to the lease. Such loss would prevent us from pursuing development activity on the leased property and will have a substantial impact on our financial condition and results of operations.

Gas and Oil prices are volatile. This volatility may occur in the future, causing negative change in cash flows which may result in our inability to cover our capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our natural gas and oil production. Our realized prices may also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital.

Natural gas and oil prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for natural gas and oil have been volatile, and they are likely to continue to be volatile in the future. For example, natural gas and oil prices declined significantly in late 1998 and 1999 and, for an extended period of time, remained substantially below prices obtained in previous years. Among the factors that can cause this volatility are:

•	worldwide or regional demand for energy, which is affected by economic conditions;

•	the domestic and foreign supply of natural gas and oil;

•	weather conditions;

•	domestic and foreign governmental regulations;

•	political conditions in natural gas and oil producing regions;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

•	the price and availability of other fuels.

It is impossible to predict natural gas and oil price movements with certainty. Lower natural gas and oil prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in natural gas and oil prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our financial condition, results of operations, liquidity and ability to finance planned capital expenditures will also suffer in such a price decline. Further, natural gas and oil prices do not necessarily move together.

We may incur substantial write-downs of the carrying value of our gas and oil properties, which would adversely impact our earnings.

We periodically review the carrying value of our gas and oil properties under the full cost accounting rules of the Securities and Exchange Commission. Under these rules, capitalized costs of proved gas and oil properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at an annual rate of 10%. Application of this “ceiling” test requires pricing future revenue at the un-escalated prices in effect as of the end of each fiscal quarter and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time. We may be required to write down the carrying value of our gas and oil properties when natural gas and oil prices are depressed or unusually volatile, which would result in a charge against our earnings. Once incurred, a write-down of the carrying value of our natural gas and oil properties is not reversible at a later date.

Currently the vast majority of our properties are located in the Bitterwater sub-basin of the Salinas Basin in the County of San Benito, California, making us vulnerable to risks associated with having our production concentrated in one area.

The vast majority of our properties are geographically concentrated in the Bitterwater sub-basin of the Salinas Basin in the County of San Benito, California. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailment of production, natural disasters, adverse weather conditions or interruption of transportation of natural gas produced from the wells in this basin or other events which impact this area.

Competition in our industry is intense. We are very small and have an extremely limited operating history as compared to the vast majority of our competitors, and we may not be able to compete effectively.

We intend to compete with major and independent natural gas and oil companies for property acquisitions. We will also compete for the equipment and labor required to operate and to develop natural gas and oil properties. The majority of our anticipated competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for natural gas and oil properties and may be able to define, evaluate, bid for and acquire a greater number of properties than we can. Our ability to acquire additional properties and develop new and existing properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment. In addition, some of our competitors have been operating in our core areas for a much longer time than we have and have demonstrated the ability to operate through industry cycles.

The natural gas and oil business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.

The natural gas and oil business involves a variety of operating risks, including:

•	fires;

•	explosions;

•	blow-outs and surface cratering;

•	uncontrollable flows of oil, natural gas, and formation water;

•	natural disasters, such as hurricanes and other adverse weather conditions;

•	pipe, cement, or pipeline failures;

•	casing collapses;

•	embedded oil field drilling and service tools;

•	abnormally pressured formations; and

•	environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

•	injury or loss of life;

•	severe damage to and destruction of property, natural resources and equipment;

•	pollution and other environmental damage;

•	clean-up responsibilities;

•	regulatory investigation and penalties;

•	suspension of our operations; and

•	repairs to resume operations.

Because we intend to use third-party drilling contractors to drill our wells, we may not realize the full benefit of worker compensation laws in dealing with their employees. Our insurance does not protect us against all operational risks. We do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to other funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could impact our operations enough to force us to cease our operations.

The high cost of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts with providers of drilling rigs and we cannot assure you that drilling rigs will be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

Our lease ownership may be diluted due to financing strategies we may employ in the future due to our lack of capital or due to our focus on producing leases.

To accelerate our development efforts we plan to take on working interest partners that will contribute to the costs of drilling and completion and then share in revenues derived from production. In addition, we may in the future, due to a lack of capital or other strategic reasons, establish joint venture partnerships or farm out all or part of our development efforts. These economic strategies may have a dilutive effect on our lease ownership and will more than likely reduce our operating revenues.

In addition, our lease ownership is subject to forfeiture in the event we are unwilling or unable to continue making lease payments. Our leases vary in price per acre and on the term period of the lease. Each lease requires payment to maintain an active lease. In the event we are unable or unwilling to make our lease payments or renew expiring leases, then we will forfeit our rights to such leases. Such forfeiture would prevent us from pursuing development activity on the leased property and could have a substantial impact on our gross leased acreage.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of natural gas and oil in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

•	location and density of wells;

•	the handling of drilling fluids and obtaining discharge permits for drilling operations;

•	accounting for and payment of royalties on production from state, federal and Indian lands;

•	bonds for ownership, development and production of natural gas and oil properties;

•	transportation of natural gas and oil by pipelines;

•	operation of wells and reports concerning operations; and

•	taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Our oil and gas operations may expose us to environmental liabilities.

Any leakage of crude oil and/or gas from the subsurface portions of our wells, our gathering system or our storage facilities could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of the wells, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries. In addition, any sale of residual crude oil collected as part of the drilling and recovery process could impose liability on us if the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

RISKS RELATED TO OUR COMMON STOCK

Because our common stock could remain under $5.00 per share, it could continue to be deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is currently under $5.00 per share, it is considered a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. If the trading price of the common stock stays below $5.00 per share, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to accept the common stock for deposit into an account or, if accepted for deposit, to sell the common stock and these restrictions may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

If we fail to remain current on our reporting requirements with the SEC, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, generally must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, FINRA has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times in a two-year period or our securities are removed from the OTC Bulletin Board for failure to timely file twice in a two-year period, then we will be ineligible for quotation on the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  As of the date of this filing, we have no late filings reported by FINRA.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have a limited number of personnel that are required to perform various roles and duties. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

This Management’s Discussion and Analysis is intended to provide additional understanding about the Company and its planned operations as an oil and gas exploration and production company.

OVERVIEW AND OUTLOOK

Background

On February 28, 2011, Citadel Exploration, Inc., formerly Subprime Advantage, Inc., entered into an agreement for the acquisition of 100% of the membership interest of Citadel Exploration, LLC. As a result of the acquisition, which occurred on May 3, 2011, our entire operations are currently based upon the operations of the assets acquired.

We have prepared the Estimated Pro Forma Consolidated Balance Sheet and Statement of Operations presentation, which is timed as a result of the agreement entered into with Citadel Exploration, LLC, effective as of May 3, 2011.

Pro forma Unaudited Balance Sheet & Statement of Operations

The following pro forma unaudited consolidated financial information gives effect to the Membership Purchase Agreement entered into between Citadel Exploration, Inc. and Citadel Exploration, LLC effective as of May 3, 2011. The pro forma balance sheet assumes the transactions occurred as of December 31, 2010. The pro forma unaudited and un-reviewed consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the period indicated, nor is such information indicative of the future operating results or financial position of Citadel. Additionally, for a complete review of the information contained in the pro forma unaudited consolidated financial information, you should refer to the audited financial information for years ended December 31, 2010 and 2009. The acquisition was accounted for as a recapitalization effected by an exchange of shares for the assets, wherein Citadel Exploration, LLC is considered the acquirer for accounting and financial reporting purposes.

Citadel Exploration, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2010
(unaudited)

	Citadel	Citadel	Pro-Forma	Pro-Forma
	Exploration, Inc.	Exploration, LLC	Adjustments	Consolidated
ASSETS

Current assets:
Cash	$24,755	$-	$(24,755)	$-
Prepaid expenses	4,563	-	(4,563)	-
Total Current Assets	29,318	-	(29,318)	-

Software, net	262	-	(262)	-

Oil and gas properties	-	81,323	-	81,323

Total Assets	$29,580	$81,323	$(29,580)	$81,323

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,984	$800	$(6,984)	$800
Accrued interest payable - related party	260	-	(260)	-
Notes payable - related party	9,000	-	(9,000)	-
Total current liabilities	16,244	800	(16,244)	800

Total Liabilities	16,244	800	(16,244)	800

Stockholders' equity:
Membership interest	-	80,523	(80,523)	-
Common stock	1,158	-	19,042	20,200
Additional paid in capital	72,842	-	13,451	86,293
Retained earnings	(60,664)	-	34,694	(25,970)
Total Stockholders' Equity	13,336	80,523	(13,336)	80,523

Total Liabilities and Stockholders' Equity	$29,580	$81,323	$(29,580)	$81,323

Citadel Exploration, Inc.
Pro-Forma Consolidated Statement
For the Year Ended December 31, 2010
(unaudited)

	Citadel	Citadel	Pro-Forma	Pro-Forma
	Exploration, Inc.	Exploration, LLC	Adjustments	Consolidated

Revenue	$-	$-	$-	-

General and administrative	3,661	-	(3,661)	-
Executive compensation	5,000	-	(5,000)	-
Professional fees	35,380	-	(35,380)	-
Advertising and marketing	-	-	-	-
Depreciation and amortization	-	-	-	-
Total operating expenses	44,041	-	(44,041)	-

Net (loss) from operations	(44,041)	-	44,041	-

Other income and (expense)
Interest expense - related party	(260)	(800)	260	(800)
Other income (expense)	-	-	-	-
Total other income (expense)	(260)	(800)	260	(800)

Net (loss) before income taxes	(44,301)	(800)	44,301	(800)

Income tax expense	-	-	-	-

Net (loss)	$(44,301)	$(800)	$44,301	$(800)

NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 3, 2011, Citadel Exploration, Inc. (“Citadel”) acquired 100% of Citadel Exploration, LLC (“CEL”) in exchange for a total of 14,000,000 restricted shares of Citadel’s common stock.  Additionally, former officers and directors and legal counsel of Citadel agreed to cancel a total of 7,696,000 shares of common stock.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of Citadel as of December 31, 2010 and the year then ended and the audited records of CEL as of December 31, 2010 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet as of December 31, 2010 is based upon the historical financial statements of Citadel and CEL.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the acquisition had occurred on December 31, 2010.

The unaudited pro-forma condensed consolidated statement of operations for the year ended December 31, 2010 is based upon the historical financial statements of Citadel and CEL, after giving effect to the acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of Citadel.
(2)	Recapitalization due to reverse merger of Citadel and CEL.

3.  STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

On March 2, 2011, the Company effected a 12-for-1 forward stock split of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 20,200,000 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet as of December 31, 2010 is presented as if the acquisition had occurred on December 31, 2010.

Our Operations

We are an oil and gas exploration, development and production company. Our principal strategy is to focus on the acquisition of oil and natural gas mineral leases that have existing production and cash flow. Once acquired, we strive to implement an accelerated development program utilizing capital resources, a regional operating focus, an experienced management and technical team, and enhanced recovery technologies to attempt to increase production and increase returns for our stockholders. Our oil and natural gas acquisition and development activities are currently focused in the Salinas Basin of California.

RESULTS OF OPERATIONS

As a result of our recent acquisition of 100% of Citadel Exploration, LLC our financial statements in general reflect the information of the acquired assets and the associated operations, as the operations of Subprime Advantage, Inc. are considered insignificant for the purposes of this discussion.

Results of Operations for the Years Ended December 31, 2010 and December 31, 2009

The following table sets forth key components of our results of operations during the fiscal years ended December 31, 2010 and December 31, 2009. The financial data should be read in conjunction with the financial statements, related notes and other financial information included in this Current Report.

	Audited Fiscal Year Ended December 31,
	2010	2009
REVENUE	$-	$-

OPERATING EXPENSES:
General and administrative	-	111
Total operating expenses	-	111

Loss before provision for income tax	-	(111)

Provision for income taxes	(800)	(970)

NET (LOSS)	$(800)	$(1,081)

We are in the early stage of exploring and developing our property in California and currently have no revenue from this property. Our operations to date have been limited to technical evaluation of the property and the design of development plans to exploit the oil and gas resources on the property.

We will not have any significant production revenue unless and until we are able to establish commercial production in connection with drilling activities or in connection with other acquisition activities. Accordingly, the oil and gas operations reflected in the fiscal year ended December 31, 2010 and 2009, we believe are not indicative of future oil and gas operations.

Our expenses to date have consisted principally of minimal general and administrative costs. We expect these costs to increase as we proceed with our development plans.

Operation Plan

Our plan is to focus on the acquisition and drilling of prospective oil and natural gas mineral leases. Once we have tested a prospect as productive, subject to availability of capital, we will implement a development program with a regional operating focus in order to increase production and increase returns for our stockholders. Exploration, acquisition and development activities are currently focused in California. Depending on availability of capital, and other constraints, our goal is to increase stockholder value by finding and developing oil and natural gas reserves at costs that provide an attractive rate of return on our investments.

We expect to achieve these results by:

•	Investing capital in exploration and development drilling and in secondary and tertiary recovery of oil as well as natural gas;

•	Using the latest technologies available to the oil and natural gas industry in our operations;

•	Finding additional oil and natural gas reserves on the properties we acquire.

In addition to raising additional capital we plan to take on Joint Venture (JV) or Working Interest (WI) partners who may contribute to the capital costs of drilling and completion and then share in revenues derived from production. This economic strategy may allow us to utilize our own financial assets toward the growth of our leased acreage holdings, pursue the acquisition of strategic oil and gas producing properties or companies and generally expand our existing operations.

Because of our limited operating history we have yet to generate any revenues from the sale of oil or natural gas. Our activities have been limited to raising capital, negotiating WI agreements, becoming a publicly traded company and preliminary analysis of reserves and production capabilities from our exploratory test wells.

Our future financial results will depend primarily on: (i) the ability to continue to source and screen potential projects; (ii) the ability to discover commercial quantities of natural gas and oil; (iii) the market price for oil and natural gas; and (iv) the ability to fully implement our exploration and development program, which is dependent on the availability of capital resources. There can be no assurance that we will be successful in any of these respects, that the prices of oil and gas prevailing at the time of production will be at a level allowing for profitable production, or that we will be able to obtain additional funding to increase our currently limited capital resources.

Liquidity and Capital Resources

As of December 31, 2010, we did not have any cash or cash equivalents. The following table provides detailed information about our net cash flow for all financial statement periods presented in this Current Report. To date, we have financed our operations through the issuance of stock, borrowings, and cash flows from operations.

The following table sets forth a summary of our cash flows for the years ended December 31, 2010 and 2009:

	Fiscal Year Ended December 31,
	2010	2009
Net cash provided by (used in) operating activities	$-	$(1,881)
Net cash provided by (used in) investing activities	-	(41,323)
Net cash provided by (used in) financing activities	-	43,093
Net increase/(decrease) in Cash	-	(111)
Cash, beginning of year	-	111
Cash, end of year	$-	$-

Without cash flow from operations we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We will require additional cash resources due to changed business conditions, implementation of our strategy to successfully develop our Indian Shallow Oil Development Project, or acquisitions we may decide to pursue. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Our ability to obtain additional capital through additional equity and/or debt financing, and Joint Venture or Working Interest partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations. This may materially impact our ability to increase revenue and continue our growth.

Off-Balance Sheet Arrangements

As of the date of this Current Report, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on May 6, 2011 by those persons known to beneficially own more than 5% of our capital stock and by our Directors and executive officers.  The percentage of beneficial ownership for the following table is based on 20,200,000 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after May 6, 2011 pursuant to options, warrants, conversion privileges or other rights.  The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class

Common	Michael J. Finch, CEO, President & Director	400,000	1.9%
Common	Daniel L. Szymanski, Chairman of the Board	250,000	1.2%
Common	Christopher M. Whitcomb, CFO & Director	250,000	1.2%
Common	Jacob L. Barnhart, Director	200,000.9%
Common	James Borgna, Director	200,000.9%

	All Beneficial Owners as a Group	1,300,000	6.4%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  Each Parties’ address is in care of the Company at 420 Bryant Circle, Unit D, Ojai, California 93023.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class

Common	Gold or Glory Corporation	4,635,000	22.9%
Common	Vahagn Nahabedian	4,000,000	19.8%

	All Beneficial Owners as a Group	8,635,000	42.7%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  Each Parties’ address is in care of the Company at 420 Bryant Circle, Unit D, Ojai, California 93023.

Changes in Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position	Term Commencing
Michael J. Finch	42	Chief Executive Officer, President & Director	May 3, 2011
Daniel L. Szymanski	48	Chairman of the Board	May 3, 2011
Christopher M. Whitcomb	34	Chief Financial Officer & Director	May 3, 2011
Jacob L. Barnhart	31	Director	May 3, 2011
James Borgna	32	Director	May 3, 2011

Michael J. Finch, 42, President, Chief Executive Officer, and a Director:  Mr. Finch, comes to Citadel Exploration, Inc. with a wealth of knowledge in the oil and gas industry.  During the last 10 years Mr. Finch worked for DCOR, LLC and for the last five years held the position of Vice President.  During his employment at DCOR Mr. Finch was an integral manager in the operations of 11 offshore platforms with daily production of 11,000 boed and over 250 employees.  Mr. Finch prides himself on successfully building companies from the ground up.  As such, Mr. Finch has had experience in all facets of oil and gas business including acquisition, divestiture, equity/financing, due diligence, engineering, land/legal, operations, drilling, human resources, etc.  Mr. Finch has successfully planned, permitted, and executed several multi-million dollar oil and gas projects during his career.  Mr. Finch holds a Bachelor of Science in ERM/Biology from California State University Bakersfield.  He is a registered REA with the State of California.

Daniel L. Szymanski, 49, Chairman of the Board:  Dan Szymanski comes to the board of Citadel Exploration, Inc. with over 20 years of industry experience, including exploration and production assignments with Tenneco and Chevron, and worldwide exploration with Occidental.  Dan served as Manager of Business Development, then Manager-Financial Planning and Analysis at Oxy's Headquarters in LA.  His final role at Oxy was Asset Manager for 42 oil and gas fields producing in California’s San Joaquin and Sacramento Valleys.  Since 2008, Dan has been a consultant to the oil and gas industry and partner in a seismic data firm.  Mr. Szymanski has a Bachelors in Geology from the University of Wisconsin and a Masters in Geophysics from Purdue.

Christopher M. Whitcomb, 34, Chief Financial Officer and Director:  Mr. Whitcomb has been in the Oil and Natural Gas Business and Construction for over 10 years.  He has held the position of CFO of the Nahabedian Exploration Group, as well as manager of multiple Limited Liability Companies, involved in many aspects of Oil and Gas exploration, production, services and land acquisition.  Mr. Whitcomb was critical to the formation of a number of small market cap oil and gas exploration companies over the last 7 years.  He has worked in the public sector as a Certified Public Accountant, and has worked in the lease and land acquisition field as a licensed Real Estate Broker.  Mr. Whitcomb holds Bachelors of Science degrees in both Accountancy and Business Administration -focusing on Corporate Finance.  Mr. Whitcomb has also attended a number of programs for lease management and is highly capable with accounting and lease maintenance software programs.

Jacob L. Barnhart, 31, Director:  Mr. Barnhart has been working in the financial sector for the last four years as a financial advisor for Ameriprise.  Prior to receiving his bachelor’s degree in sociology from Seattle University, Jacob served four years in the United Sates Marine Corps and reached the rank of corporal.  Mr. Barnhart has a tremendous work ethic and prides himself on the leadership traits he obtained while serving his country.

James Borgna, 32, Director:  Mr. Borgna is a third generation oil and gas industry supplier and producer.  Mr. Borgna currently owns and operates KVOS LLC which supplies production facilities and process equipment in California.  Mr. Borgna specializes in scalable facilities that are fabricated work in-house.  Mr. Borgna has supervised the fabrication of oil and gas facilities for many of the major operators in the San Joaquin Basin.  Mr. Borgna gained valuable experience with project management, facilities design, and gained familiarity with permitting guidelines and restrictions. Prior to joining his family in the oil and gas industry Mr. Borgna served six years in the United States Navy and achieved the rank of E-5.

Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Corporate Governance

We currently do not have standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors, perform the same functions as an audit, nominating and compensation committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  As a result of the size of the Company and only having two executive officers, the Board evaluates both performance and compensation on an informal basis.  Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of our peer companies.  To that end, the Board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and Directors of the Company.  Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

During the year ended December 31, 2010, Ms. Molly Country (former executive officer) received $2,000 in compensation for her role associated as the Company’s officer. During the year ended December 31 2009, Ms. Molly country received 600,000 shares of restricted common stock as compensation totaling $6,000.

No actions took place in 2010 relative to Executive Compensation.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by our Executive Officers, for the last two fiscal years ended December 31, 2010 and 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Molly Country(1),
Former CEO and President	2010	$2,000	-0-	-0-	-0-	-0-	-0-	-0-	$2,000
	2009	-0-	-0-	$6,000	-0-	-0-	-0-	-0-	$6,000
(1)	Ms. Country resigned as executive officer of the Company effective May 3, 2011.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company, except with respect to a breach of contract on the part of the Company.

Option Grants in Last Fiscal Year

During the years ended December 31, 2010 and 2009, we did not grant any options to our officers and Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Promoters and Certain Control Persons

We did not have any promoters at any time since our inception in December 17, 2009.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the Over the Counter Bulletin Board (“OTCBB”) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “SBPV.” As a result of the name change of the Company we are in the process of submitting a symbol change request to the Financial Industry Regulatory Authority (FINRA).

We have been eligible to participate in the OTCBB since November 10, 2010; however, trading has not commenced as of the date of this filing.

Holders of Common Stock

As of May 6, 2011, there were approximately 57 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Membership Purchase Agreement, we issued a total of 14,000,000 shares of our restricted common stock to the Members of CEL in exchange for 100% of the membership interest of CEL.

We believe that the issuance and sale of the above 14,000,000 shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506. The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 Shares of common stock, $0.001 par value per share, of which 20,200,000 shares were outstanding as of the date of this Current Report.  Common stock holders are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights. Common stock holders are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Citadel, the common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Transfer Agent

The Company’s transfer agent for its common stock is West Coast Stock Transfer, Inc., located at 2010 Hancock St., Suite A, San Diego, California 92110.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Available Information

Our periodic reports filed with the SEC, which include Form 10-K, Form 10-Q, Form 8-K and amendments thereto, may be accessed by the public free of charge from the SEC. Electronic copies of these reports can be accessed at the SEC’s website (http://www.sec.gov). Copies of these reports may also be obtained, free of charge, upon written request to: Citadel Exploration, Inc. 420 Bryant Circle, Unit D, Ojai, California 93023, Attn: Corporate Secretary. The public may read or obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549 (1-800-SEC-0330).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Membership Purchase Agreement, we issued a total of 14,000,000 shares of our restricted common stock to the Members of CEL in exchange for 100% of the membership interest of CEL.

We believe that the issuance and sale of the above 14,000,000 shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506. The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to his investment decision. There were no commissions paid on the issuance and sale of the shares.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

In connection with the closing of the Membership Purchase Agreement (disclosed in Section 2.01 above), the Members of CEL, acquired control of the Registrant. The Members of CEL acquired beneficial control of approximately 14,000,000 shares of common stock as a result of their membership interest in CEL of which the Registrant acquired 100% of the membership interest pursuant to the Membership Purchase Agreement.

Additionally, in connection with the closing of the Agreements, we accepted the resignation of our prior sole officer and director and appointed Mike Finch as Chief Executive Officer, President and a Director, Dan Szymanski as Chairman of the Board, Chris Whitcomb as Chief Financial Officer and a Director, James Borgna as a Director, and Jacob Barnhart as a Director of the Company on May 3, 2011. See Item 5.02 below for further description of the resignations and appointments of officers and directors in connection with the closing of the Membership Purchase Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officer

On May 3, 2011, Ms. Molly Country gave the Registrant notice of her resignation from her position as the sole member of the Board of Directors, President, Chief Executive Officer, Secretary and Treasurer of the Registrant, which resignation was accepted by the Registrant on May 3, 2011.

(c) Appointment of Officers

Prior to the resignation of Ms. Molly Country, the Board of Directors appointed Michael J.  Finch as Chief Executive Officer and President and Christopher M. Whitcomb as Chief Financial Officer.

Michael J. Finch, 42, President, Chief Executive Officer, and a Director:  Mr. Finch, comes to Citadel Exploration, Inc. with a wealth of knowledge in the oil and gas industry.  During the last 10 years Mr. Finch worked for DCOR, LLC and for the last five years held the position of Vice President.  During his employment at DCOR Mr. Finch was an integral manager in the operations of 11 offshore platforms with daily production of 11,000 boed and over 250 employees.  Mr. Finch prides himself on successfully building companies from the ground up.  As such, Mr. Finch has had experience in all facets of oil and gas business including acquisition, divestiture, equity/financing, due diligence, engineering, land/legal, operations, drilling, human resources, etc.  Mr. Finch has successfully planned, permitted, and executed several multi-million dollar oil and gas projects during his career.  Mr. Finch holds a Bachelor of Science in ERM/Biology from California State University Bakersfield.  He is a registered REA with the State of California.

Christopher M. Whitcomb, 34, Chief Financial Officer and Director:  Mr. Whitcomb has been in the Oil and Natural Gas Business and Construction for over 10 years.  He has held the position of CFO of the Nahabedian Exploration Group, as well as manager of multiple Limited Liability Companies, involved in many aspects of Oil and Gas exploration, production, services and land acquisition.  Mr. Whitcomb was critical to the formation of a number of small market cap oil and gas exploration companies over the last 7 years.  He has worked in the public sector as a Certified Public Accountant, and has worked in the lease and land acquisition field as a licensed Real Estate Broker.  Mr. Whitcomb holds Bachelors of Science degrees in both Accountancy and Business Administration -focusing on Corporate Finance.  Mr. Whitcomb has also attended a number of programs for lease management and is highly capable with accounting and lease maintenance software programs.

(d) Appointment of Directors

Prior to the resignation of Ms. Molly Country, the Board of Directors appointed Mike Finch as a Director, Dan Szymanski as Chairman of the Board, Chris Whitcomb as a Director, James Borgna as a Director, and Jacob Barnhart as a Director.

Michael J. Finch, (See Resume above).

Daniel L. Szymanski, 49, Chairman of the Board:  Dan Szymanski comes to the board of Citadel Exploration, Inc. with over 20 years of industry experience, including exploration and production assignments with Tenneco and Chevron, and worldwide exploration with Occidental.  Dan served as Manager of Business Development, then Manager-Financial Planning and Analysis at Oxy's Headquarters in LA.  His final role at Oxy was Asset Manager for 42 oil and gas fields producing in California’s San Joaquin and Sacramento Valleys.  Since 2008, Dan has been a consultant to the oil and gas industry and partner in a seismic data firm.  Mr. Szymanski has a Bachelors in Geology from the University of Wisconsin and a Masters in Geophysics from Purdue.

Christopher M. Whitcomb, (See Resume above).

Jacob L. Barnhart, 31, Director:  Mr. Barnhart has been working in the financial sector for the last four years as a financial advisor for Ameriprise.  Prior to receiving his bachelor’s degree in sociology from Seattle University, Jacob served four years in the United Sates Marine Corps and reached the rank of corporal.  Mr. Barnhart has a tremendous work ethic and prides himself on the leadership traits he obtained while serving his country.

James Borgna, 32, Director:  Mr. Borgna is a third generation oil and gas industry supplier and producer.  Mr. Borgna currently owns and operates KVOS LLC which supplies production facilities and process equipment in California.  Mr. Borgna specializes in scalable facilities that are fabricated work in-house.  Mr. Borgna has supervised the fabrication of oil and gas facilities for many of the major operators in the San Joaquin Basin.  Mr. Borgna gained valuable experience with project management, facilities design, and gained familiarity with permitting guidelines and restrictions. Prior to joining his family in the oil and gas industry Mr. Borgna served six years in the United States Navy and achieved the rank of E-5.

Item 5.06 – Change in Shell Company Status.

Management has determined that, as a result of the acquisition of the 100% membership interest in CEL, our Company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of our Company following the acquisition.

Section 8 – Other Events

Item 8.01 Other Events.

As a result of management change and change of direction in the company, the Registrant has changed its principal address to the following: 420 Bryant Circle, Unit D, Ojai, California 93023.

On May 12, 2011, the Registrant issued a press release to announce that it has completed the acquisition of the Shallow Indian Oil Development Project through the acquisition of 100% of the membership interest of CEL. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.

Pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.3-05(b)), the Citadel Exploration, LLC audited financial statements as of and for the years ended December 31, 2010 and 2009 is filed herewith.

(b) Pro Forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X (17 CFR 210), the unaudited pro forma consolidated balance sheets and statements of operations of Citadel Exploration, Inc. and Citadel Exploration, LLC for the year ended December 31, 2010, along with the notes to such unaudited pro forma consolidated financial information, are filed herewith.

(c) Exhibits.

Incorporated by reference
Exhibit Number	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3(i)(a)	Articles of Incorporation of Subprime Advantage, Inc.		S-1		3(i)(a)	12/17/09
3(i)(b)	Certificate of Amendment –Name Change – Dated March 2, 2011		8-K		3(i)(b)	3/8/11
3(i)(c)	Certificate of Change – 12:1 Forward Split – Dated March 2, 2011		8-K		3(i)(c)	3/8/11
3(ii)(a)	Bylaws of Subprime Advantage, Inc.		S-1		3(ii)(a)	8/12/10
10.1	Membership Purchase Agreement and Plan of Reorganization– Dated February 28, 2011		8-K		2.1	3/31/11
10.2	Addendum No. 1 to Membership Purchase Agreement and Plan of Reorganization – Dated April 27, 2011		8-K		2.2	5/3/11
99.1	Press Release – Acquisition of the shallow Indian Oil Development Project – Dated May 12, 2011	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /s/ Michael J. Finch
Michael J. Finch, Chief Executive Officer

Date: May 13, 2011

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Citadel Exploration, LLC for the Fiscal Years Ended December 31, 2010 and 2009
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of December 31, 2010 and 2009	F-2
Statements of Operations for the years ended December 31, 2010 and 2009	F-3
Statements of Members’ Equity/(Deficit) for the years ended December 31, 2010 and 2009	F-4
Statements of Cash Flows for the years ended December 31, 2010 and 2009	F-5
Notes to Financial Statements	F-6

Unaudited Pro Forma Combined Financial Information of Citadel Exploration, Inc. and Citadel Exploration, LLC for the Fiscal Year Ended December 31, 2010
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010	G-1
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	G-2
Notes to Pro Forma Financial Information	G-3

CITADEL EXPLORATION, LLC

FINANCIAL STATEMENTS (AUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2010 AND
DECEMBER 31, 2009

CITADEL EXPLORATION, LLC

INDEX TO COMBINED FINANCIAL STATEMENTS
(AUDITED)

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
Citadel Exploration, LLC

We have audited the accompanying balance sheets of Citadel Exploration, LLC. (An Exploration Stage Company) (the “Company”) as of December 31, 2010 and December 31, 2009 and the related statements of operations, member’s equity and cash flows for the years then ended and  from inception (November 6, 2006) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citadel Exploration, LLC (An Exploration Stage Company) (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, member’s equity and cash flows for the years then ended and from inception (November 6, 2006) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 28, 2011

Member Firm with
                            Russell Bedford International
2580 Anthem Village Dr., Henderson, NV  89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049

CITADEL EXPLORATION, LLC
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(AUDITED)

	December 31,
	2010	2009
ASSETS

Current assets:
Cash	$-	$-
Total current assets	-	-

Oil and gas properties	81,323	81,323

Total assets	$81,323	$81,323

LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
Accounts payable	$800	$-
Total current liabilities	800	-

Total liabilities	800	-

Member's equity:
Member's equity	80,523	81,323
Total member's equity	80,523	81,323

Total liabilities and member's equity	$81,323	$81,323

See Accompanying Notes to Financial Statements.

CITADEL EXPLORATION, LLC
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(AUDITED)

			Inception
	For the Years Ended		(November 6 2006) to
	December 31,		December 31,
	2010	2009	2010

Revenue	$-	$-	$-

Operating expenses:
General and administrative	-	111	1,541
Total operating expenses	-	111	1,541

Loss before provision for income taxes	-	(111)	(1,541)

Provision for income taxes	(800)	(970)	(4,229)

Net loss	$(800)	$(1,081)	$(5,770)

See Accompanying Notes to Financial Statements.

CITADEL EXPLORATION, LLC
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF MEMBER'S EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 6, 2006) TO DECEMBER 31, 2010
(AUDITED)

Total
Member's
Equity

Member's contributions (November 6, 2006)	$400

Net loss	(805)

Balance, December 31, 2006	(405)

Member's contributions	40,800

Net loss	(1,140)

Balance, December 31, 2007	39,255

Member's contributions	12,000

Member's draws	(10,000)

Net loss	(1,944)

Balance, December 31, 2008	39,311

Member's contributions	43,093

Net loss	(1,081)

Balance, December 31, 2009	81,323

Net loss	(800)

Balance, December 31, 2010	$80,523

See Accompanying Notes to Financial Statements.

CITADEL EXPLORATION, LLC
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(AUDITED)

			Inception
	For the Years Ended		(November 6 2006) to
	December 31,		December 31,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(800)	$(1,081)	$(5,770)
Changes in operating assets and liabilities:
Increase in accounts payable	800	(800)	800

Net cash used by operating activities	-	(1,881)	(4,970)

CASH FLOWS FROM INVESTING ACTIVITIES
Oil and gas properties	-	(41,323)	(81,323)

Net cash used by investing activities	-	(41,323)	(81,323)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from member's contributions	-	43,093	96,293
Payments for member's draws	-	-	(10,000)

Net cash provided by financing activities	-	43,093	86,293

NET CHANGE IN CASH	-	(111)	-

CASH AT BEGINNING OF YEAR	-	111	-

CASH AT END OF YEAR	$-	$-	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$800	$3,259

See Accompanying Notes to Financial Statements.

CITADEL EXPLORATION, LLC
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on November 6, 2006 (Date of Inception) under the laws of the State of California, as Citadel Exploration, LLC.

The Company has not commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered an exploration stage company.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

Nature of operations
Currently, the Company is focused on the acquisition and development of oil and gas resources in California.  The Company has not yet found oil and gas resources in commercially exploitable quantities and is engaged in exploring land in an effort to discover them.  The Company has been in the exploration stage since its formation and has not realized any revenues from its planned principal operations.

Managing member of Company
The Company is managed by Armen Nahabedian, the Company’s sole member.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.  As of December 31, 2010 and 2009, there are no cash equivalents.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010 and 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Oil and gas properties
The Company uses the full cost method of accounting for its oil and natural gas properties. Under this method, all acquisition, exploration, development and estimated abandonment costs incurred for the purpose of acquiring and finding oil and natural gas are capitalized within cost centers. At December 31, 2010 and 2009, the Company had one cost center – California.  Unevaluated property costs are excluded from the amortization base until determination of the existence of proved reserves on the respective property or until the requirement for impairment. Unevaluated properties are reviewed at the end of each quarter to determine whether portions of the costs should be reclassified to the full cost pool and thereby subject to amortization. Sales of oil and natural gas properties are accounted for as adjustments to the net full cost pool with no gain or loss recognized, unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves.

Capitalized costs of oil and natural gas properties evaluated as having, or not having, proved reserves are amortized in the aggregate by country using the unit-of-production method based upon estimated proved oil and natural gas reserves. For amortization purposes, relative volumes of oil and natural gas production and reserves are converted at the energy equivalent conversion rate of six thousand cubic feet of natural gas to one barrel of crude oil. Amortizable costs include estimates of future development costs of proved undeveloped reserves. The costs of properties not yet evaluated are not amortized until evaluation of the property. Such evaluations for a well and associated lease rights are made when it is determined whether or not the well has proved oil and natural gas reserves. Other unevaluated properties are evaluated for impairment as of the end of each calendar quarter based upon various factors at the time, including drilling plans, drilling activity, management’s estimated fair values of lease rights by project, and remaining lives of leases.

Capitalized costs of oil and natural gas properties (net of related deferred income taxes) may not exceed a ceiling amount equal to the present value, discounted at 10% per annum, of the estimated future net cash flows from proved oil and natural gas reserves plus the cost of unevaluated properties (adjusted for related income tax effects). Should capitalized costs exceed this ceiling amount, the excess is charged to earnings as an impairment expense, net of its related reduction of the deferred income tax provision. The present value of estimated future net cash flows is computed by applying the twelve-month historical averages of prices of oil and natural gas to estimated future production of proved oil and natural gas reserves as of period-end, less estimated future expenditures (at period-end rates) to be incurred in developing and producing the proved reserves and assuming continuation of economic conditions existing at period-end. The present value of future net cash flows of proved reserves excludes future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet.

Revenue recognition
The Company recognizes oil and natural gas revenues from our interests in producing wells when production is delivered to, and title has transferred to, the purchaser and to the extent the selling price is reasonably determinable. Gas-balancing arrangements are accounted for using the sales method.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (November 6, 2006) to December 31, 2010 and 2009.

Income taxes
The Company is treated as a partnership for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are allocated to and reported on the individual returns of the member’s tax returns. Accordingly, no provision for income tax is included in the financial statements.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through ASU 2011-02 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the exploration stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (November 6, 2006) through the period ended December 31, 2010 of ($5,770). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of membership units or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – OIL AND GAS PROPERTIES

The costs capitalized in oil and gas properties as of December 31, 2010 and 2009 are as follows:

	2010	2009
Oil and gas property lease	$41,323	$41,323
Exploration	40,000	40,000
	$81,323	$81,323

On January 31, 2009, the Company entered into an oil, gas and mineral lease with an unrelated third party.  The Company has the right to develop and operate the leased premises for an initial term of three years and the lease will continue as long as the Company continues actual drilling operations and continued development.  The initial minimum lease payment of $20,661 was made upon execution of the lease and the two remaining minimum lease payments of $20,661 were due on January 31, 2010 and 2011.  Additionally, the Company is obligated to pay royalties to the unrelated third party.  On oil and gas from all wells on the leased premises, the royalty is a total of 20% of the market value.  The royalty payments are due on or before the last day of each month for the preceding month’s activity.  If the royalty payment is not made timely, the Company will owe a 10% per annum interest on the royalties due.

NOTE 4 – MEMBER’S EQUITY

During the year ended December 31, 2006, the member contributed capital of $400.

During the year ended December 31, 2007, the member contributed capital of $40,800.

During the year ended December 31, 2008, the member contributed capital of $12,000 and received draws totaling $10,000.

During the year ended December 31, 2009, the member contributed capital of $43,093.

NOTE 5 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by the sole member of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 6 – SUBSEQUENT EVENTS

On February 28, 2011, the Company entered into a Membership Purchase Agreement and Plan of Reorganization with Citadel Exploration, Inc. (formerly Subprime Advantage, Inc.).  Subprime would like to acquire 100% of the membership interests of the Company in exchange for 14,000,000 shares of common stock.

On May 3, 2011, the Company completed the sale of 100% of its outstanding membership interest in exchange for 14,000,000 shares of common stock of Citadel Exploration, Inc. pursuant to the Membership Purchase Agreement and Plan of Reorganization.

CITADEL EXPLORATION, INC. AND CITADEL EXPLORATION, LLC

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2010

CITADEL EXPLORATION, INC. AND CITADEL EXPLORATION, LLC

INDEX TO COMBINED PRO FORMA FINANCIAL INFORMATION

Page
Pro Forma Condensed Consolidated Balance Sheet	G-1
Pro Forma Condensed Consolidated Statement of Operations	G-2
Notes to Pro Forma Financial Information	G-3

Citadel Exploration, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2010
(unaudited)

	Citadel	Citadel	Pro-Forma	Pro-Forma
	Exploration, Inc.	Exploration, LLC	Adjustments	Consolidated
ASSETS

Current assets:
Cash	$24,755	$-	$(24,755)	$-
Prepaid expenses	4,563	-	(4,563)	-
Total Current Assets	29,318	-	(29,318)	-

Software, net	262	-	(262)	-

Oil and gas properties	-	81,323	-	81,323

Total Assets	$29,580	$81,323	$(29,580)	$81,323

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,984	$800	$(6,984)	$800
Accrued interest payable - related party	260	-	(260)	-
Notes payable - related party	9,000	-	(9,000)	-
Total current liabilities	16,244	800	(16,244)	800

Total Liabilities	16,244	800	(16,244)	800

Stockholders' equity:
Membership interest	-	80,523	(80,523)	-
Common stock	1,158	-	19,042	20,200
Additional paid in capital	72,842	-	13,451	86,293
Retained earnings	(60,664)	-	34,694	(25,970)
Total Stockholders' Equity	13,336	80,523	(13,336)	80,523

Total Liabilities and Stockholders' Equity	$29,580	$81,323	$(29,580)	$81,323

Citadel Exploration, Inc.
Pro-Forma Consolidated Statement
For the Year Ended December 31, 2010
(unaudited)

	Citadel	Citadel	Pro-Forma	Pro-Forma
	Exploration, Inc.	Exploration, LLC	Adjustments	Consolidated

Revenue	$-	$-	$-	-

General and administrative	3,661	-	(3,661)	-
Executive compensation	5,000	-	(5,000)	-
Professional fees	35,380	-	(35,380)	-
Advertising and marketing	-	-	-	-
Depreciation and amortization	-	-	-	-
Total operating expenses	44,041	-	(44,041)	-

Net (loss) from operations	(44,041)	-	44,041	-

Other income and (expense)
Interest expense - related party	(260)	(800)	260	(800)
Other income (expense)	-	-	-	-
Total other income (expense)	(260)	(800)	260	(800)

Net (loss) before income taxes	(44,301)	(800)	44,301	(800)

Income tax expense	-	-	-	-

Net (loss)	$(44,301)	$(800)	$44,301	$(800)

CITADEL EXPLORATION, INC. AND CITADEL EXPLORATION, LLC
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 3, 2011, Citadel Exploration, Inc. (“Citadel”) acquired 100% of Citadel Exploration, LLC (“CEL”) in exchange for a total of 14,000,000 restricted shares of Citadel’s common stock.  Additionally, former officers and directors and legal counsel of Citadel agreed to cancel a total of 7,696,000 shares of common stock.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of Citadel as of December 31, 2010 and the year then ended and the audited records of CEL as of December 31, 2010 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet as of December 31, 2010 is based upon the historical financial statements of Citadel and CEL.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the acquisition had occurred on December 31, 2010.

The unaudited pro-forma condensed consolidated statement of operations for the year ended December 31, 2010 is based upon the historical financial statements of Citadel and CEL, after giving effect to the acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of Citadel.
(2)	Recapitalization due to reverse merger of Citadel and CEL.

3.  STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

On March 2, 2011, the Company effected a 12-for-1 forward stock split of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 20,200,000 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet as of December 31, 2010 is presented as if the acquisition had occurred on December 31, 2010.